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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12
CONDUCTUS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

        This Schedule 14A relates to the potential merger of Conductus, Inc. ("Conductus") with STI Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Superconductor Technologies Inc., a Delaware corporation ("Superconductor"), and is being filed pursuant to Rule 14a-12 of the Exchange Act of 1934, as amended, in order to file the documents attached as exhibits to this Schedule 14A (the "Exhibits") with the Securities and Exchange Commission. Neither this Schedule 14A nor any of the Exhibits is intended to be a proxy solicitation. The information contained in this Schedule 14A and the Exhibits is summary in nature and does not provide all of the important information with respect to the potential merger. Conductus will mail a Proxy Statement/Prospectus to the address of record of each of its stockholders in connection with the proposed merger. The Proxy Statement/Prospectus will contain important information about the proposed merger, and our stockholders should carefully review the Proxy Statement/Prospectus, and the documents which it references, before voting with respect to the merger.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

        In connection with the proposed merger transaction between Conductus and Superconductor, Conductus and Superconductor will file a joint Proxy Statement/Prospectus with the United States Securities and Exchange Commission (the "SEC"), which will be mailed to the address of record of each of Conductus' stockholders. STOCKHOLDERS OF CONDUCTUS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the Proxy Statement/Prospectus (when available) and other documents filed by Conductus or Superconductor with the SEC at the SEC's web site at http://www.sec.gov. Free copies of the Proxy Statement/Prospectus, once available, and other filings by Conductus with the SEC may also be obtained by directing a request to Conductus, Investor Relations, 969 West Maude Avenue, Sunnyvale, CA 94085, Telephone: (408) 923-9950.

        Conductus and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information about such directors and executive officers, including information about their ownership of Conductus stock, can be found in the proxy statement for Conductus' 2002 annual meeting of stockholders as filed on Schedule 14A with the SEC on April 16, 2002. Additional information about the interests of those participants may be obtained from reading the definitive prospectus/proxy statement regarding the proposed merger when it becomes available.

EXHIBIT INDEX

Exhibit No.	Description
1	Press Release dated October 10, 2002
2	Transcript of Investor Conference Call on October 10, 2002

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EXHIBIT INDEX